Exhibit 10.4.1

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT

1. CONTRACT ID CODE	Page 1 of 2

2. AMENDMENT/MODIFICATION NO.	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQ. NO.	5. PROJECT NO. *(If applicable)*
0021	12/21/2007		

6. ISSUED BY CODE 00001	7. ADMINISTERED BY *(If other than Item 6)* CODE
FCC /Contracts and Purchasing Center 445 12th St., SW, Washington, DC 20554	

8. NAME AND ADDRESS OF CONTRACTOR *(No., street, county, State and Zip Code)*		
Neustar, Inc. 46000 Center Oak Plaza Sterling, VA 20166		9A. AMENDMENT OF SOLICITATION NO.
		9B. DATED *(SEE ITEM 11)*
	(X)	10A. MODIFICATION OF CONTRACT/ORDER NO. CON03000016
	(X)	10B. DATED *(SEE ITEM 13)*
CODE : FACILITY CODE		

11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS

☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers ☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning ______ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA *(If required)*

No Funding Information

13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

CHECK ONE	
☐	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
☐	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
☐	C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
✔	D. OTHER *(Specify type of modification and authority)* FAR 1.6 "Authority of the Contracting Officer"

E. IMPORTANT: Contractor [X] is not, [ ] is required to sign this document and return _____ copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION *(Organized by UCF section headings, including solicitation/contract subject matter where feasible.)*

The purpose of this modification is to accept and incorporate Change Order Proposal (COP) Number 15 into the contract. COP # 15 is accepted at a cost of $ 93,500.00. A copy of the respective COP is attached. Funding will be via NANPA and will be paid by FCC Billing & Collection Agent, Welch & Co.

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER *(Type or print)*		16A. NAME AND TITLE OF CONTRACTING OFFICER *(Type or print)* Anthony Wimbush	
15B. CONTRACTOR/OFFEROR *(Signature of person authorized to sign)*	15C. DATE SIGNED	16B. United States of America BY Anthony S. Wimbush *(Signature of Contracting Officer)*	16C. DATE SIGNED 12/21/2007

NSN 7540-01-152-8070
PREVIOUS EDITION UNUSABLE

STANDARD FORM 30 (REV. 10-83)
Prescribed by GSA FAR (48 CFR) 53.243

Line Item Summary	Document Number CON03000016/0021	Title NANP Administrator	Page 2 of 2

Line Item		Delivery Date		Unit of
Number	Description	(Start date to End date)	Quantity	Issue	Unit Price	Total Cost

Questions may be addressed to Tony Wimbush @ anthony.wimbush@fcc.gov.

No Changed Line Item Fields

Previous Total:
Modification Total:
Grand Total:

NANP Administration Services
Scope of Work Change Proposal # 15
NANP Administration System and the Pooling
Administration System Interface
October 30, 2007

NeuStar, Inc.	46000 Center Oak Plaza Sterling, VA 20166

NANPA — Scope of Work Change #15 Proposal — NAS/PAS Interface

Table of Contents

1 Introduction	1
1.1 Purpose and Scope	1
1.2 Modification of the NANPA System	1
2 Proposed Scope of Work Change	2
3 NeuStar’s Proposed Solution	3
4 Assumptions and Risks	5
5 Cost Assumptions and Summary	6
6 Conclusion	6

© NeuStar, Inc. 2007	iii

NANPA — Scope of Work Change #15 Proposal — NAS/PAS Interface

1 Introduction
1.1 Purpose and Scope
In accordance with NeuStar’s contract1 and our constant effort to provide the best support and value to both the Federal Communications Commission (FCC) and the telecommunications industry, NeuStar, as the North American Numbering Plan Administrator (NANPA), hereby submits this scope of work change to the FCC for approval. This scope of work change is in compliance with NANPA’s Change Management protocol and most importantly per requirements as outlined in NANP Administrator Solicitation SOL03000001, Section H.9, Item 5, which states the following:
“If and when a change to the NANPA system is adopted by the NANC or the INC, the contractor’s liaison shall ensure that the proposed change is forwarded to the Contracting Officer and the Contracting Officer’s Technical Representative (COTR). No change shall be binding until such modification is issued, nor shall the Government be liable for any costs associated with a system change until such modification is issued.”
1.2 Modification of the NANPA System
The need for changes to the NANPA system may result from interaction between the North American Numbering Council (NANC), the Industry Numbering Committee (INC), the FCC, and the NANPA or from technological evolution. These changes are usually to improve system operation and/or address processing problems to fix unforeseen system responses. The FCC acknowledges the importance of the interaction of the parties for developing system enhancements and fixes. For the changes to be properly acknowledged and fiscally addressed in the context of the contract, all such system changes should be approached through the following steps:
1.	Either the contractor, the NANC, the INC or the FCC may identify a need for change to the NANPA system.

2.	All parties may discuss the needed change and address possible solutions.

3.	The NANC, the INC or the FCC may request the contractor to propose a solution to affect the change. The contractor shall develop a solution and alternatives if feasible, and associated cost of each solution. The contractor shall submit the proposal(s) and associated cost information to the NANC for review.

4.	The NANC may adopt one of the proposed changes or return the proposal to the contractor for further development/clarification.

5.	If and when a change to the NANPA system is adopted by the NANC or the INC, the contractor’s liaison shall ensure that the proposed change is forwarded to the Contracting Officer and the Contracting Officer’s Technical Representative (COTR). No change shall be binding until such modification is issued, nor shall the Government be liable for any costs associated with a system change until such modification is issued.

[1]	Contract Number CON03000016 and the NANPA Technical Requirements Document, March 2003.

© NeuStar, Inc. 2007	1

NANPA — Scope of Work Change #15 Proposal — NAS/PAS Interface

2 Proposed Scope of Work Change
The National Thousand Block Pooling Administrator (PA) Contract2 includes the requirement for an interface between the NANP Administration System (NAS) and the Pooling Administration System (PAS). Specifically, Section 2.20.1 of the Thousands-Block Pooling Administrator Technical Requirements, effective August 15, 2007, states:
“The interface will be between the PAS and NAS (See Section 3.1.5 for specific transitions [transactions] this interface must provide). The interface will be used to forward service providers’ NXX requests (and those made at the behest of the contractor) to NANPA, to receive NXX assignments consequently made by the NANPA, and to receive from NANPA the NRUF forecasting and utilization data for each pooled rate area based on information submitted by each pool participant.”
Section 3.1.5 of the PA Technical Requirements states:
“The contractor will work with the NANPA to establish within six months from the beginning of the term of this contract, a functional mechanized interface between the two administration systems, PAS & the NANP Administration System (NAS), that allows for the passing of information between the two administration systems and where appropriate, from SPs to the NANPA via the PA administration system and visa versa.
The interface shall at a minimum provide individually for each of the following transactions:
•	non-pooled NXXs in pooling areas

•	LRN/LERG Assignee

•	NXX Voluntary Return/Abandoned Code Reassignment

•	Part 3

•	Part 4

•	NRUF “pooling” Forecast

•	Aggregate pool MTE/Util

•	Red Light Rule daily listing

•	SP status and eligibility to be assigned resources

•	LRN Forecast

•	full NXX applications (see Section 3.1.3, Reference 3 above),

•	receipt by the PA of the NANPA Part 3 for full NXX assignments in pooling,

•	SP forecast information provide to NANPA via the NRUF process,

•	receipt by the PA of the “Red Light Rule” listing on a daily basis,

•	PA forecast assessments, etc.”

[2]	Contract for Pooling Administration Services for the Federal Communications Commission, FCC Contract No. CON07000005.

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NANPA — Scope of Work Change #15 Proposal — NAS/PAS Interface

NANPA initially notified the FCC of the implications of a NAS/PAS interface during the public comment cycle on the Thousands-Block Pooling Administrator Technical Requirements.3 In its comments4 and reply comments,5 NANPA stated that the requirement of an interface between NAS and PAS was a new requirement for NAS. As such, a change order to the NANPA contract (Contract No. CON03000016) would be required to implement such an interface. In a letter dated August 16, 2007,6 NANPA reminded the FCC that numerous issues that needed to be addressed before a cost estimate could be provided. These issues included the identification of the changes required to the current PAS hardware, software and system configuration in support of the requirements described in the PA Technical Requirements and an assessment of any additional functionality required of PAS. Further, NANPA noted it would need to work with the selected vendor to help identify potential technical alternatives to implement the desired interface.
3 NeuStar’s Proposed Solution
The current method for processing a Central Office Code (NXX) Assignment Request (Part 1) application that comes through the PA is for the Pooling Administrator to email the application and associated supporting documentation to NANPA’s Code Administration group. After reviewing the application and, as necessary, following up with the applicant on any issues or errors in the application, the Code Administrator enters the application by typing all the data from the Part 1 form into NAS. This process allows any errors to be corrected prior to entering the Part 1 into the system. When the application is processed, a CO Code (NXX) Assignment Request and Confirmation Form (Part 3) is generated and sent via email to the applicant and the PA. When a code is placed into service, the applicant then submits a Confirmation of Code In-Service (Part 4) to the PA, which is forwarded to the NANPA. In the case where the service provider requests a dedicated code for a single customer in a pooling area, the service provider has the option to request that the code be considered a non-pooled code for a dedicated customer. In this case, the service provider may send the Part 4 directly to NANPA.
With the implementation of an interface between NAS and PAS, the service provider will no longer need to manually complete and send (via fax or email) a central office code request (Part 1) to the Pooling Administrator. PAS will permit the applicant to submit the CO code request by gathering the necessary information contained on a Part 1 and forwarding that data to NANPA via the NAS/PAS interface.7 This process includes the appropriate Month-to-Exhaust Form required with any CO code growth request. Once received by NAS, the Part 1 request will appear in the work item list of the Code Administrator, eliminating the need for the Code

[3]	FCC Seeks Comment on the Thousands-Block Pooling Administrator Technical Requirements, Public Notice, CC Docket No. 99-200, DA 05-3102 (rel. November 29, 2005, reissued December 2, 2005) (Public Notice). The Thousand-Block Pooling Administrator Technical Requirements Document (July 27, 2005) was attached to the Public Notice.

[4]	Comments of NeuStar, Inc., as the North American Numbering Plan Administrator, CC Docket No. 99-200, dated December 22, 2005.

[5]	Reply Comments of NeuStar, Inc., as the North American Numbering Plan Administrator, CC Docket No. 99-200, dated January 13, 2006.

[6]	Letter dated August 16, 2007 from John Manning, NANPA Director, to Anthony Wimbush, FCC Contract Officer and Gary Remondino, FCC Contract Officer, Technical Representative.

[7]	Documentation supporting the code request will still be sent separately via email. This includes, but is not limited to, the certification and facility readiness evidence required to support an initial request and documentation supporting a code expedite or state safety valve waiver.

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NANPA — Scope of Work Change #15 Proposal — NAS/PAS Interface

Administrator to enter the information into the system as is presently done. When the Code Administrator processes the CO code application, NAS will email the Part 3 Confirmation to the applicant as well as send it via the NAS/PAS interface to PAS.
There are numerous validations and error-checking measures performed by NAS when an application is submitted into the system. Some of these same validations are also performed when submitting a request into PAS (e.g., valid NPA, OCN, rate center abbreviation, etc.). However, not all validations performed by NAS are the same as in PAS. Rather than attempt to incorporate all NAS validation checks into PAS, these validations will be performed by NAS upon receipt of the application from PAS. If an application submitted into NAS via the NAS/PAS interface fails specific validation checks, the application will be flagged and the errors identified to the Code Administrator. Per Section 5.2.1 of the Central Office Code (NXX) Assignment Guidelines, the Code Administrator will follow up with the applicant to address the issues identified with the application and make appropriate corrections. With the NAS/PAS interface, NAS must be engineered to accept applications with errors in order for NANPA to properly respond with a Part 3. As previously stated, the current method permitted any Part 1 errors to be corrected before entering the data into the system.
The Part 4 Confirmation of CO Code In-Service will also be sent via the interface. Service providers will be able to submit the necessary information on a Part 4 in PAS and have it forwarded to NAS via the interface. The Part 4 will appear as a work item in NAS. When the Code Administrator processes the Part 4, NAS will email the Part 5 (Confirmation of receipt of the Part 4) to the applicant and will send the Part 5 via email and the NAS/PAS interface to the Pooling Administrator.
The Part 4 PA Confirmation of Code in Service (provided by the Pooling Administrator) will also be sent via the interface. This form is submitted by the Pooling Administrator to confirm that the NXX obtained to replenish the industry inventory pool has been placed in service. The Part 4 PA will appear as a work item in NAS. When the Code Administrator processes the Part 4 PA, NAS will send the Part 5 (Confirmation of receipt of the Part 4 PA) via email and the interface to the Pooling Administrator.
With regard to Number Resource Utilization and Forecast (NRUF) information and data associated with the Red Light rule, NAS presently supports providing this information via a mechanized interface to the Pooling Administrator. NRUF data is presently sent to the PA on a daily basis, allowing the PA to know if the applicant has an NRUF forecast on file, which is required before resources can be assigned. The PA also submits forecast information to the NANPA via the NRUF Form 502 and associated NAS NRUF reporting mechanisms as part of the FCC’s semi-annual utilization and forecast reporting requirements. Finally, FCC Amendment/Modification No. 0003 (Change Order #3 — NAS Implementation of the Red Light Rule), required NANPA to provide a list of FCC Registration Numbers (FRNs) and associated Operation Company Numbers (OCNs) to the PA because the PA was also subject to the requirements of the Red Light Rule but had no independent access to the OCNs in the NRUF data that is submitted to the NANPA. To implement this change order, NANPA developed a mechanized method to deliver the above data to the PA.

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NANPA — Scope of Work Change #15 Proposal — NAS/PAS Interface

4 Assumptions and Risks
As part of the NANPA’s assessment of this change order, NANPA is required to identify the associated assumptions and risks that can have an impact on its operations.
Assumptions:
1.	PAS will collect and make available to NANPA via the interface the information required to complete the Central Office Code (NXX) Assignment Request (Part 1) and the Confirmation of Code In-Service (Part 4).

2.	PAS will be modified to receive the CO Code (NXX) Assignment Request and Confirmation Form (Part 3) from NAS via the interface once the NANPA Code Administrator has processed the application.

3.	PAS will perform validation checks on basic information contained in a CO code application to ensure the application being sent via the NAS/PAS interface meets certain requirements. These checks include, but are not limited to, valid NPA, OCN, rate center abbreviation, LATA, switch CLLI and parent OCN.

4.	NANPA and the Pooling Administrator will communicate and coordinate as necessary with regard to any modifications or enhancements to NAS or PAS that may impact the interface and/or the data that is transferred via the interface.

5.	The NAS/PAS interface will work between the two systems, independent of the entity(s) performing the NANP and Pooling Administration functions.

6.	The Pooling Administrator will provide appropriate PAS training and associated tools (e.g., training guides) to external users on the CO code application information they will be inputting into PAS that will be transferred via the interface to NAS.
Risks:
1.	The NAS/PAS interface replaces the current method (email) of passing CO code applications from the PA to NANPA. The current method permits NANPA to address any errors or anomalies contained in the CO code application with the applicant before entering the application into NAS. With the interface, NAS must now accept applications containing errors and identify those errors in order for the Code Administrator to properly address them with the applicant and provide a disposition (Part 3). As a result, NAS must be engineered to handle a wide variety of errors/anomalies that NANPA presently addresses today in order to maintain the current level of customer support that NANPA is required to provide per industry guidelines. Discovering all the variations and types of errors/anomalies that may be experienced when processing nearly 9,000 CO code applications a year that come through the PA will only take place over an extended period of time after the interface has been implemented.

2.	Both NAS and PAS are redundant systems. Thus, the interface between the two systems must work from both the Sterling, VA location as well as the Charlotte, NC location.

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NANPA — Scope of Work Change #15 Proposal — NAS/PAS Interface

Further, there may be situations where NAS is operating out of Sterling, VA and PAS from Charlotte, NC or visa versa. This increases the level of complexity in making sure the interface works properly and is transparent to both internal and external users of both systems, regardless of which location is operating as the primary site for either system.

3.	Although PAS and NAS are and will remain separate systems, implementation of an interface introduces inter-dependencies between the systems. Whenever there is a new feature, functionality or other modification made to PAS, it will now require new system testing for both PAS and NAS to ensure the interface continues to work as designed. The same testing will be necessary when there is a new feature, functionality or other modification made to NAS.

4.	Modifications/enhancements to either NAS or PAS may require changes to the interface itself. Coordination between the two organizations (NANPA and the PA) as it relates to system maintenance, security and availability will now be required to ensure both NAS and PAS maintain their system performance requirements.

5.	A delay in the development and deployment of the new pooling system will delay the availability of the NAS/PAS interface.
5 Cost Assumptions and Summary
NANPA has determined that the cost associated with implementing an interface between the NANP Administration System and the Pooling Administration System is $93,500.00.
6 Conclusion
NeuStar, as the NANPA, hereby seeks the FCC’s approval for this Scope of Work Change. Upon approval by the FCC, NANPA will notify the industry that it is accommodating this Scope of Work change order.

© NeuStar, Inc. 2007	6